Exhibit 99.1

Dyadic Announces Effectiveness of Form 10
Registration Statement and Application to NASDAQ

Jupiter, FL / ACCESSWIRE / February 13, 2019 / Dyadic International, Inc. (the "Company") (OTCQX: DYAI) today announced that the Securities and Exchange Commission (the "SEC") has declared the Company's Registration Statement on Form 10-12G (the "Form 10") effective as of February 12, 2019. As a result, the Company is now subject to the periodic and current reporting requirements of Section 13(a) of the Securities and Exchange Act of 1934.
A copy of Dyadic's Form 10 is available at www.sec.gov under the name of Dyadic International or in the Investor Relations section of Dyadic's website at www.dyadic.com.
In addition, the Company announced that it has filed an application to list its common stock on The NASDAQ Capital Markets Exchange (“NASDAQ”).
“We are pleased to announce these milestones and are working to satisfy the NASDAQ listing requirements, including the requirement for our shares to have a minimum closing price of $2 per share for 90 consecutive trading days or $3 per share for five consecutive trading days ", said Mark Emalfarb, Chief Executive Officer of Dyadic. He further stated that "we believe that our strong cash position, along with continued progress from our science and business development activities and our new status as an SEC reporting company will lead to long term value for our shareholders.”
About Dyadic International, Inc.
Dyadic International, Inc. is a global biotechnology company which is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Myceliophthora thermophila, named C1. The C1 microorganism, which enables the development and large scale manufacture of low cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines (such as virus like particles (VLPs) and antigens), monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies for their potential use in the development and manufacture of human and animal biopharmaceuticals. In particular, as the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic drugs to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers and, hopefully, improve access and cost to patients and the healthcare system, but most importantly save lives.
Please visit Dyadic's website at http://www.dyadic.com for additional information, including details regarding Dyadic's plans for its biopharmaceutical business.
Dyadic trades on the OTCQX tier of the OTC marketplace. Investors can find real-time quotes, market information and historical financial reports for Dyadic in the Company's annual and quarterly reports which are filed with the OTC markets. Please visit the OTC markets website at www.otcmarkets.com/stock/DYAI/quote.
Safe Harbor Regarding Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "look forward to," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions. Forward-looking statements are based on management's beliefs and assumptions and on information available to management only as of the date of this press release. These forward-looking statements involve risks, uncertainties and other factors that could cause Dyadic's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Investors are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Dyadic expressly disclaims any intent or obligation to update or revise any forward-looking statements to reflect actual results, any changes in expectations or any change in events. Factors that could cause results to differ materially include, but are not limited to: (1) general economic, political and market conditions; (2) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical research and business plans and strategic initiatives; (3) our ability to retain and attract employees, consultants, directors and advisors; (4) our ability to implement and successfully carry out Dyadic's and third parties research and development efforts; (5) our ability to obtain new license and research agreements; (6) our ability to maintain our existing access to, and/or expand access to third party contract research organizations in order to carry out our research projects for ourselves and third parties; (7) competitive pressures and reliance on key customers and collaborators; (8) the pharmaceutical and biotech industry, governmental regulatory and other agencies' willingness to adopt, utilize and approve the use of the C1 gene expression platform; and (9) other factors discussed in Dyadic's publicly available filings, including information set forth under the caption "Risk Factors" in our Form 10 filed with the SEC on February 8, 2019, our December 31, 2017 Annual Report filed with the OTC Markets on March 27, 2018, and our September 30, 2018 Quarterly Report filed with the OTC Markets on November 8, 2018, and our other filings with the SEC which are available at the SEC's internet site (http://www.sec.gov). New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.
Contact:
Dyadic International, Inc.
Ping W. Rawson
Chief Accounting Officer
Phone: 561-743-8333
Email: prawson@dyadic.com